Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Carl M. Casale and Timothy Skidmore, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Form 10-K under the Securities Act of 1933, as amended, of CHS Inc. and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Carl M. Casale	Chief Executive Officer	9/2/2014
Carl M. Casale	(principal executive officer)

/s/ Timothy Skidmore	Executive Vice President & Chief Financial Officer	9/2/2014
Timothy Skidmore	(principal financial officer)

/s/ David Bielenberg	Chairman of the Board	9/4/2014
David Bielenberg

/s/ Donald H. Anthony	Director	9/4/2014
Donald Anthony

/s/ Robert A. Bass	Director	9/4/2014
Robert Bass

/s/ Jerry Hasnedl	Director	9/4/2014
Jerry Hasnedl

/s/ Clinton J. Blew	Director	9/4/2014
Clinton J. Blew

/s/ Dennis Carlson	Director	9/4/2014
Dennis Carlson

/s/ Curt Eischens	Director	9/4/2014
Curt Eischens

/s/ Jon Erickson	Director	9/4/2014
Jon Erickson

/s/ Steven Fritel	Director	9/4/2014
Steve Fritel

/s/ David R. Kayser	Director	9/4/2014

Name	Title	Date
David Kayser

/s/ Randy Knecht	Director	9/4/2014
Randy Knecht

/s/ Greg Kruger	Director	9/4/2014
Greg Kruger

/s/ Edward Malesich	Director	9/4/2014
Edward Malesich

/s/ Alan Holm	Director	9/4/2014
Alan Holm

/s/ David Johnsrud	Director	9/4/2014
David Johnsrud

/s/ Steve Riegel	Director	9/4/2014
Steve Riegel

/s/ Daniel W. Schurr	Director	9/4/2014
Daniel Schurr